UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

June 13, 2016

(Date of Report (Date of Earliest Event Reported))

SOVRAN SELF STORAGE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-13820	16-1194043
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6467 Main Street

Williamsville, New York 14221

(Address of Principal Executive Offices)

(716) 633-1850

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Sovran Acquisition Limited Partnership (the “Operating Partnership”) is disclosing certain financial and related information. The Operating Partnership is the entity through which Sovran Self Storage, Inc. (the “Company”), a self-administered and self-managed real estate investment trust (“REIT”), conducts substantially all of the Company’s business and owns substantially all of the Company’s assets. At March 31, 2016, the Company is a 99.5% economic owner of the Operating Partnership and controls it through Sovran Holdings, Inc. (“Holdings”), a wholly owned subsidiary of the Company and the sole general partner of the Operating Partnership. This structure is commonly referred to as an umbrella partnership REIT or “UPREIT.” The consolidated financial statements and related Management’s Discussion and Analysis of Financial Condition and Results of Operations are filed as exhibits to this report and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Consolidated Financial Statements of Sovran Acquisition Limited Partnership as of December 31, 2015 and 2014, and for the years ended December 31, 2015, 2014 and 2013

99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations as of December 31, 2015 and 2014, and for the years ended December 31, 2015, 2014 and 2013.

99.3	Consolidated Financial Statements of Sovran Acquisition Limited Partnership as of March 31, 2016 and 2015, and for the three months ended March 31, 2016 and 2015.

99.4	Management’s Discussion and Analysis of Financial Condition and Results of Operations as of March 31, 2016 and 2015, and for the three months ended March 31, 2016 and 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sovran Self Storage, Inc.

Date: June 13, 2016	By	/s/ Andrew J. Gregoire
	Name:	Andrew J. Gregoire
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Consolidated Financial Statements of Sovran Acquisition Limited Partnership as of December 31, 2015 and 2014, and for the years ended December 31, 2015, 2014 and 2013

99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations as of December 31, 2015 and 2014, and for the years ended December 31, 2015, 2014 and 2013.

99.3	Consolidated Financial Statements of Sovran Acquisition Limited Partnership as of March 31, 2016 and 2015, and for the three months ended March 31, 2016 and 2015.

99.4	Management’s Discussion and Analysis of Financial Condition and Results of Operations as of March 31, 2016 and 2015, and for the three months ended March 31, 2016 and 2015.